Exhibit 99.1

Concentrix Reports First Quarter 2022 Results

Newark, Calif., March 29, 2022 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal first quarter ended February 28, 2022.

	Three Months Ended
	February 28, 2022	February 28, 2021	Change
Revenue ($M)	$1,536.1	$1,353.3	13.5%
Operating income ($M)	$147.7	$134.9	9.5%
Non-GAAP operating income ($M) (1)	$201.9	$176.6	14.3%
Operating margin	9.6%	10.0%	-40 bps
Non-GAAP operating margin (1)	13.1%	13.1%	0 bps
Net income ($M)	$110.3	$88.8	24.2%
Non-GAAP net income ($M) (1)	$150.7	$120.0	25.6%
Adjusted EBITDA ($M) (1)	$237.9	$212.6	11.9%
Adjusted EBITDA margin (1)	15.5%	15.7%	-20 bps
Diluted earnings per common share	$2.09	$1.69	23.7%
Non-GAAP diluted earnings per common share (1)	$2.85	$2.29	24.5%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

First Quarter Fiscal 2022 Highlights:
•Revenue was $1,536.1 million, up 13.5% from the prior year first quarter, compared with $1,353.3 million in the prior year first quarter, and 10.6% on an adjusted constant currency basis.
•Operating income was $147.7 million, or 9.6% of revenue, compared with $134.9 million, or 10.0% of revenue, in the prior year first quarter.
•Non-GAAP operating income was $201.9 million, or 13.1% of revenue, compared with $176.6 million, or 13.1% of revenue, in the prior year first quarter.
•Adjusted EBITDA was $237.9 million, or 15.5% of revenue, compared with $212.6 million, or 15.7% of revenue, in the prior year first quarter.
•Cash flow from operations was $45.0 million in the quarter. Free cash flow for the quarter was $(0.4) million.
•Diluted earnings per common share (“EPS”) was $2.09 compared to $1.69 in the prior year first quarter.
•Non-GAAP diluted EPS was $2.85 compared to $2.29 in the prior year first quarter.

"We delivered double-digit revenue and profit growth in the first quarter," said Chris Caldwell, Concentrix President and CEO. "Integration of PK into our Concentrix Catalyst team is on track, and we are seeing strong demand from strategic client partners for our unique mix of CX digital solutions. These unmatched capabilities combined with our commitment to innovation and industry-leading execution have us confident that we will stay differentiated, grow faster than the market, and expand profit margins in 2022 and beyond.”

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.25 per share quarterly dividend on February 8, 2022. The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share payable on May 10, 2022, to shareholders of record at the close of business on April 29, 2022.
•Concentrix did not purchase shares in the first quarter under its previously announced share repurchase program. At February 28, 2022, the Company’s remaining share repurchase authorization was $474.9 million.

Second Quarter and Full Year Fiscal 2022 Outlook
The following statements are based on Concentrix’ current expectations for the second quarter and full year fiscal 2022. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2022 Expectations:
•Second quarter revenue is expected to be in the range of $1.570 billion to $1.600 billion as reported.
•Second quarter operating income is expected to be in the range of $146 million to $161 million and non-GAAP operating income is expected to be in the range of $205 million to $220 million.
•The effective tax rate is expected to approximate 25% to 26%.

Full Year 2022 Expectations:
•Revenue is expected to be in the range of $6.450 billion to $6.600 billion as reported.
•Operating income is expected to be in the range of $660 million to $700 million and non-GAAP operating income is expected to be in the range of $890 million to $930 million.
•The effective tax rate is expected to approximate 25% to 26%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its first quarter fiscal 2022 results tomorrow morning, Wednesday, March 30, 2022 at 9:00 a.m. (ET)/6:00 a.m. (PT).

The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC) is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and more than 125 new economy clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients by reimagining everything CX through Strategy + Talent + Technology. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue for businesses acquired or divested since the beginning of the prior year period so that revenue growth can be viewed without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, effective tax rate, margin expansion, capital allocation, business strategy, the continued differentiation of our offerings, demand for our services, the integration of the PK business, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy, supply chains, inflation, the Company’s business and the business of the Company’s clients, and uncertainty related to the effect of the conflict in Ukraine on the global economy; other communicable diseases, natural disasters, adverse weather conditions or public health crises; cyberattacks on the Company’s or its clients’ networks and information technology systems; the inability to protect personal and proprietary information; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to execute on the Company’s digital CX strategy; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the integration of PK; competitive conditions in the Company’s industry and consolidation of its competitors; geopolitical, economic and climate or weather related risks in regions with a significant concentration of the Company’s operations; higher than expected tax liabilities; the loss of key personnel; the demand for CX solutions and technology; variability in demand by the clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the operability of communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; currency exchange rate fluctuations; damage to the Company’s reputation through the actions or inactions of third parties; increases in the cost of labor; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2022 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	February 28, 2022	November 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142,157	$182,038
Accounts receivable, net	1,324,738	1,207,953
Other current assets	163,945	153,074
Total current assets	1,630,840	1,543,065
Property and equipment, net	416,874	407,144
Goodwill	2,942,439	1,813,502
Intangible assets, net	1,085,942	655,528
Deferred tax assets	53,474	48,413
Other assets	587,219	578,715
Total assets	$6,716,788	$5,046,367

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$118,974	$129,359
Current portion of long-term debt	78,750	—
Accrued compensation and benefits	414,971	453,434
Other accrued liabilities	376,877	351,642
Income taxes payable	46,704	33,779
Total current liabilities	1,036,276	968,214
Long-term debt, net	2,266,646	802,017
Other long-term liabilities	519,490	546,410
Deferred tax liabilities	160,111	109,471
Total liabilities	3,982,523	2,426,112

Redeemable non-controlling interest	2,266	—

Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of February 28, 2022 and November 30, 2021, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,011 and 51,927 shares issued as of February 28, 2022 and November 30, 2021, respectively, and 51,664 and 51,594 shares outstanding as of February 28, 2022 and November 30, 2021, respectively	5	5
Additional paid-in capital	2,389,403	2,355,767
Treasury stock, 348 and 333 shares as of February 28, 2022 and November 30, 2021, respectively	(60,040)	(57,486)
Retained earnings	489,656	392,495
Accumulated other comprehensive loss	(87,025)	(70,526)
Total stockholders’ equity	2,731,999	2,620,255
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$6,716,788	$5,046,367

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2022	February 28, 2021	% Change
Revenue
Technology and consumer electronics	$470,199	$412,818	14%
Communications and media	260,643	248,790	5%
Retail, travel and ecommerce	284,917	239,001	19%
Banking, financial services and insurance	243,246	209,084	16%
Healthcare	150,136	125,224	20%
Other	126,911	118,361	7%
Total revenue	1,536,052	1,353,278	14%
Cost of revenue	997,918	867,228	15%
Gross profit	538,134	486,050	11%
Selling, general and administrative expenses	390,389	351,161	11%
Operating income	147,745	134,889	10%
Interest expense and finance charges, net	8,770	7,703	14%
Other expense (income), net	(7,616)	3,803	(300)%
Income before income taxes	146,591	123,383	19%
Provision for income taxes	36,052	34,572	4%
Net income before non-controlling interest	110,539	88,811	24%
Less: Net income attributable to non-controlling interest	266	—	100%
Net income attributable to Concentrix Corporation	$110,273	$88,811	24%

Earnings per common share:
Basic	$2.11	$1.72
Diluted	$2.09	$1.69
Weighted-average common shares outstanding
Basic	51,629	51,155
Diluted	52,046	51,805

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2022	February 28, 2021
Revenue	$1,536,052	$1,353,278
Revenue growth, as reported under U.S. GAAP	13.5%	13.9%
Foreign exchange impact	1.9%	(2.2)%
Constant currency revenue growth	15.4%	11.7%
Effect of excluding revenue of acquired and divested businesses	(4.8)%	—%
Adjusted constant currency revenue growth	10.6%	11.7%

	Three Months Ended
	February 28, 2022	February 28, 2021
Operating income	$147,745	$134,889
Acquisition-related and integration expenses	922	—
Amortization of intangibles	38,056	34,601
Share-based compensation	15,169	7,118
Non-GAAP operating income	$201,892	$176,608

	Three Months Ended
	February 28, 2022	February 28, 2021
Net income	$110,273	$88,811
Net income attributable to non-controlling interest	266	—
Interest expense and finance charges, net	8,770	7,703
Provision for income taxes	36,052	34,572
Other expense (income), net	(7,616)	3,803
Acquisition-related and integration expenses	922	—
Amortization of intangibles	38,056	34,601
Share-based compensation	15,169	7,118
Depreciation	36,037	35,999
Adjusted EBITDA	$237,929	$212,607

	Three Months Ended
	February 28, 2022	February 28, 2021
Operating margin	9.6%	10.0%
Non-GAAP operating margin	13.1%	13.1%
Adjusted EBITDA margin	15.5%	15.7%

	Three Months Ended
	February 28, 2022	February 28, 2021
Net income	$110,273	$88,811
Acquisition-related and integration expenses	922	—
Amortization of intangibles	38,056	34,601
Share-based compensation	15,169	7,118
Income taxes related to the above (1)	(13,753)	(10,567)
Non-GAAP net income	$150,667	$119,963

	Three Months Ended
	February 28, 2022	February 28, 2021
Net income	$110,273	$88,811
Less: net income allocated to participating securities	(1,542)	(1,047)
Net income attributable to common stockholders	108,731	87,764
Acquisition-related and integration expenses allocated to common stockholders	909	—
Amortization of intangibles allocated to common stockholders	37,524	34,193
Share-based compensation allocated to common stockholders	14,957	7,034
Income taxes related to the above allocated to common stockholders (1)	(13,561)	(10,442)
Non-GAAP net income attributable to common stockholders	$148,560	$118,549

	Three Months Ended
	February 28, 2022	February 28, 2021
Diluted earnings per common share (“EPS”) (2)	$2.09	$1.69
Acquisition-related and integration expenses	0.02	—
Amortization of intangibles	0.72	0.66
Share-based compensation	0.29	0.14
Income taxes related to the above (1)	(0.27)	(0.20)
Non-GAAP diluted EPS	$2.85	$2.29

Weighted-average number of common shares - diluted	52,046	51,805

	Three Months Ended
	February 28, 2022	February 28, 2021
Net cash provided by operating activities	$45,015	$35,884
Purchases of property and equipment	(45,393)	(41,950)
Free cash flow	$(378)	$(6,066)

	Forecast
	Three Months Ending May 31, 2022
	Low	High
Operating income	$146,000	$161,000
Amortization of intangibles	42,000	42,000
Share-based compensation	17,000	17,000
Non-GAAP operating income	$205,000	$220,000

	Forecast
	Fiscal Year Ending November 30, 2022
	Low	High
Operating income	$660,000	$700,000
Amortization of intangibles	164,000	164,000
Share-based compensation	66,000	66,000
Non-GAAP operating income	$890,000	$930,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.4% and 1.2% of net income, respectively, for the three months ended February 28, 2022 and 2021 and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.